ATSG Reports Strong First Quarter 2019 Results
Revenues, Adjusted Earnings and Adjusted EBITDA increase by double-digit percentage amounts
WILMINGTON, OH, May 7, 2019 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2019. Results as compared with the first quarter of 2018 include:

•	Customer revenues were $348.2 million, up $145.1 million, or 71 percent.
Omni Air International, acquired in November 2018, contributed $135.8 million to external ATSG revenues, reflected in revenues of the ACMI Services segment.

•	GAAP Earnings from Continuing Operations were $22.6 million, $7.0 million higher than the prior period. GAAP Earnings per Share diluted were $0.25, down $0.01.
Offsetting the first quarter revenue gain were increases in interest expense, depreciation and amortization expense, and unrealized losses from derivative interest rate revaluations. Other factors were increases in non-cash unrealized losses related to warrants issued to Amazon, and non-cash increases in the non-service component of retiree benefit costs.

•	Adjusted Earnings from Continuing Operations (non-GAAP) increased 26 percent to $26.0 million. Adjusted Earnings Per Share (non-GAAP) were $0.37 diluted, up $0.07.
Adjusted Earnings from Continuing Operations and Adjusted EPS exclude elements from GAAP results that in management's opinion differ distinctly in predictability among periods or are not closely related to operations. Adjustments from GAAP include warrant value revaluations, interest rate derivative revaluations, and non-service retiree benefit costs.

•	Adjusted EBITDA from Continuing Operations (non-GAAP) were $113.8 million, up $41.9 million, or 58 percent.

•	Capital spending was $91.9 million, up 16 percent.
Capital expenditures in the first quarter of 2019 included $70.5 million for the purchase of four Boeing 767 aircraft and for freighter modification costs.
Adjusted Earnings per Share, Adjusted Earnings from Continuing Operations and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and are defined in the non-GAAP reconciliation tables at the end of this release. (See also the paragraphs entitled "Accounting Standards" and "Non-GAAP Financial Measures")
Joe Hete, President and Chief Executive Officer of ATSG, said that first quarter revenues and earnings benefited from additional flying for the Department of Defense and other customers, and from the deployment of freighter aircraft to lease customers during 2018. Those results, he said, provide a solid basis for continued growth in 2019 as additional Boeing 767 aircraft are converted to freighters and deployed to customers in the second half. Accordingly, ATSG is raising its Adjusted EBITDA guidance for 2019 to $450 million.
“Our acquisition of Omni Air, and recent agreements with our largest commercial customers, Amazon and DHL, add years of contracted revenue streams from aircraft leasing and from operations by our airlines and related service businesses,” Hete said. “Our customers are focused on transport options that offer optimal combinations of reliability, flexibility, and cost-efficiency, with a particular emphasis on speed. In response, we continue to add aircraft options, including the Boeing 777 via Omni, and a converted freighter variant of the Airbus A321-200 aircraft we are developing through our joint venture with Precision.”

Segment Results
Cargo Aircraft Management (CAM)

CAM	First Quarter
($ in thousands)	2019	2018
Aircraft leasing and related revenues	$74,577	$56,602
Lease incentive amortization	(4,227)	(4,226)
Total CAM revenues	70,350	52,376
Segment earnings, pretax	16,174	15,464
Significant Developments:

•
CAM's revenues, net of warrant-related lease incentives, increased 34 percent. First quarter revenues benefited from ten more converted freighters in service versus the first quarter of 2018, including one completed and leased to Air Transport International in January 2019, and a full quarter of revenues from eleven Omni Air passenger aircraft that CAM acquired and leased back to Omni Air in November 2018.

•
CAM’s owned in-service fleet at March 31, 2019 comprised seventy-eight cargo aircraft and eleven passenger aircraft. Fifty-nine were leased to external customers, seven more than the prior year. Eight 767s were awaiting or undergoing conversion to freighters, including four acquired during the first quarter of 2019.

•
CAM’s pretax earnings for the quarter were $16.2 million, up 5 percent. In addition to gains from additional aircraft leases, earnings reflected a $5.4 million increase in allocated interest expense, and a $9.9 million increase in depreciation expense largely due to the increase in CAM's fleet via acquisition and organic growth.

ACMI Services

ACMI Services	First Quarter
($ in thousands)	2019	2018
Revenues	$257,956	$119,374
Segment earnings, pretax	12,310	3,415
Significant Developments:

•	Revenues more than doubled to $258.0 million, principally due to a $135.8 million contribution from Omni Air.

•
Pretax earnings were $12.3 million, up from $3.4 million, reflecting increased block hours flown for the Department of Defense. Earnings were adversely affected by $3.0 million in unscheduled engine maintenance expense. Segment costs for scheduled airframe maintenance checks were lower than a year ago.

•	Total block hours increased 24 percent from last year's first quarter principally due to the addition of, and growth in, Omni's ACMI and charter operations.

•
Segment earnings now reflect allocated interest expense. Those first quarter amounts were $6.5 million in 2019 and $0.5 million in 2018. The increase is related to debt associated with the Omni Air acquisition.

Other Activities
Due to growth in ATSG's consolidated revenues and earnings, ATSG's MRO Services segment is no longer reported as a separate segment. Accordingly, results of MRO businesses are now reported under the Other Activities category.

Other	First Quarter
($ in thousands)	2019	2018
Revenues from external customers	$48,621	$47,779
Revenues from internal billings	18,741	24,119
Pretax Earnings	1,903	3,718
Significant Developments:

•
Total revenues from other activities of $67.4 million decreased by $4.5 million, or 6 percent, although revenues from external customers increased $0.8 million versus the prior-year period. In 2018, internal revenues were higher for maintenance services on the Company's fleet, as more aircraft transitioned to new leases.

•
Pretax earnings fell $1.8 million, or 49 percent. Factors include termination of ATSG’s support of U.S. Postal Service sort facilities in the third quarter of 2018, and lower quarterly results from ATSG’s minority interest in Sweden-based West Atlantic, a European air carrier.

Outlook
ATSG now projects that its Adjusted EBITDA for 2019 will grow sharply from $312 million in 2018 to $450 million in 2019. Nearly all of CAM's freighter deployments this year will be in the second half. As a result, most of the Adjusted EBITDA growth that stems from aircraft leasing will occur later in the year.
"Our strong 2019 start coupled with recent guidance from our largest customers on their flying requirements for the balance of the year is allowing us to increase our full-year Adjusted EBITDA guidance,” Hete said. “Along with indications for heavier second-half flying schedules, however, we now project that the $1.5 million in ramp-up costs we projected in February will increase to $7 million, most of which will be incurred in the second quarter. We continue to anticipate leasing at least nine 767 freighters during 2019, including five we have contracted to deploy with Amazon and at least four with United Parcel Service."
ATSG projects that 2019 capital expenditures will increase to approximately $475 million in 2019, principally to purchase and modify Boeing 767 aircraft for freighter deployments. The revised plan, also based on our latest customer demand projections, includes the purchases of four more 767s in 2019 than we indicated last quarter for modification and delivery by early 2020.
Hete added that "We already have customers for six aircraft for deployment in 2020, including five 767s for Amazon.”
ATSG also expects to continue investing in its joint venture with Precision for development of a freighter variant of the Airbus A321-200. ATSG's contributions to the venture are likely to approximate $12 million during 2019, with the goal of FAA approval in early 2020 of the certificate application to produce the new freighters.

Accounting Standards
On January 1, 2019, ATSG adopted new accounting rules related to lease transactions that result in the recognition of right-of-use (“ROU”) assets and lease liabilities on its balance sheet. ROU assets represent the lessee's right to use the leased asset for the lease term and lease liabilities represent the obligation to make operating lease payments. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ATSG's consolidated balance sheet for the period ended March 31, 2019, reflects the recognition of ROU assets and related lease liabilities. The changes did not have a significant impact on ATSG's consolidated statement of operations or consolidated statement of cash flows.
On January 1, 2019, new accounting rules for share-based payments granted to non-employees became effective, while rules previously applied by ATSG for share-based payments granted to a customer were replaced. These rule changes impacted the accounting for warrants granted to Amazon in conjunction with the investment agreement reached with Amazon in December 2018. Applying the rules changes through a cumulative-effect adjustment resulted in the recognition of $176.9 million for warrant liabilities, $100.1 million for customer incentives and $71.4 million to retained earnings as of January 1, 2019.
Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The non-GAAP financial measures are reconciled to GAAP results in tables later in this release.
Annual Meeting of Stockholders
ATSG's 2019 Annual Meeting of Stockholders will be held on May 9, 2019, at 11:00 a.m. Eastern time at The Roberts Centre in Wilmington, Ohio. Stockholders are expected to consider and vote on, among other items, the election of directors to the Board, ratification of the selection of auditors for 2019, an advisory vote on executive compensation, and changes regarding the calling of special meetings of shareholders. In addition, shareholders will consider an increase in the number of authorized shares of the Company and other measures related to the issuance of additional warrants to Amazon for the purchase of ATSG shares.

Conference Call
ATSG will host a conference call on May 8, 2019, at 10 a.m. Eastern time to review its financial results for the first quarter of 2019. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 48600999. The call will also be webcast live (listen-only mode) via www.atsginc.com. A replay of the conference call will be available by phone on May 8, 2019, beginning at 2 p.m. and continuing through May 15, 2019, at (888) 843-7419 (international callers (630) 652-3042; use pass code 48600999#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S.

FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers, changes in general economic and/or industry specific conditions; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
REVENUES	$348,183	$203,040

OPERATING EXPENSES
Salaries, wages and benefits	99,341	70,783
Depreciation and amortization	62,637	40,004
Maintenance, materials and repairs	44,738	36,866
Fuel	34,750	5,788
Contracted ground and aviation services	15,598	2,384
Travel	20,098	6,632
Landing and ramp	3,048	1,148
Rent	3,753	3,230
Insurance	1,911	1,357
Transaction fees	373	—
Other operating expenses	15,408	7,205
	301,655	175,397

OPERATING INCOME	46,528	27,643
OTHER INCOME (EXPENSE)
Net loss on financial instruments	4,500	(885)
Interest expense	(17,390)	(5,362)
Non-service component of retiree benefit (costs) credits	(2,351)	2,045
Loss from non-consolidated affiliate	(3,816)	(2,536)
Interest income	96	23
	(18,961)	(6,715)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	27,567	20,928
INCOME TAX EXPENSE	(4,933)	(5,246)

EARNINGS FROM CONTINUING OPERATIONS	22,634	15,682

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	31	196
NET EARNINGS	$22,665	$15,878

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.38	$0.27
Diluted	$0.25	$0.26

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,838	58,840
Diluted	60,437	59,558

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,407	$59,322
Accounts receivable, net of allowance of $2,998 in 2019 and $1,444 in 2018	133,995	147,755
Inventory	32,750	33,536
Prepaid supplies and other	23,225	18,608
TOTAL CURRENT ASSETS	239,377	259,221

Property and equipment, net	1,569,840	1,555,005
Lease incentive	159,629	63,780
Goodwill and acquired intangibles	536,229	535,359
Operating lease assets	50,586	—
Other assets	76,301	57,220
TOTAL ASSETS	$2,631,962	$2,470,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$117,408	$109,843
Accrued salaries, wages and benefits	40,258	50,932
Accrued expenses	11,821	19,623
Current portion of debt obligations	34,707	29,654
Current portion of lease obligations	16,558	—
Unearned revenue	21,381	19,082
TOTAL CURRENT LIABILITIES	242,133	229,134
Long term debt	1,373,426	1,371,598
Stock warrant obligations	372,476	203,782
Post-retirement obligations	62,233	64,485
Long term lease obligations	32,631	—
Other liabilities	44,875	51,905
Deferred income taxes	113,374	113,243

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 110,000,000 shares authorized; 59,351,326 and 59,134,173 shares issued and outstanding in 2019 and 2018, respectively	594	591
Additional paid-in capital	471,245	471,158
Retained earnings	7,358	56,051
Accumulated other comprehensive loss	(88,383)	(91,362)
TOTAL STOCKHOLDERS’ EQUITY	390,814	436,438
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,631,962	$2,470,585

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2019	2018
Revenues
CAM
Aircraft leasing and related revenues	$74,577	$56,602
Lease incentive amortization	(4,227)	(4,226)
Total CAM	70,350	52,376
ACMI Services	257,956	119,374
Other Activities	67,362	71,898
Total Revenues	395,668	243,648
Eliminate internal revenues	(47,485)	(40,608)
Customer Revenues	$348,183	$203,040

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	16,174	15,464
ACMI Services, inclusive of interest expense	12,310	3,415
Other Activities	1,903	3,718
Net, unallocated interest expense	(780)	(293)
Net loss on financial instruments	4,500	(885)
Other non-service components of retiree benefit (costs) credits, net	(2,351)	2,045
Transaction fees	(373)	—
Non-consolidated affiliate	(3,816)	(2,536)
Earnings from Continuing Operations before Income Taxes (GAAP)	$27,567	$20,928

Adjustments to Pretax Earnings
Add non-service components of retiree benefit costs (credits), net	2,351	(2,045)
Add loss from non-consolidated affiliates	3,816	2,536
Add transaction fees	373	—
Add lease incentive amortization	4,227	4,226
Add net loss on financial instruments	(4,500)	885
Adjusted Pretax Earnings (non-GAAP)	$33,834	$26,530
Revenues recorded for reimbursed expenses reflect certain revenues that were reported during 2017, prior to the adoption in 2018 of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The adoption of Topic 606 resulted in the netting of these revenues with the directly reimbursed expenses for 2018 financial reporting. This application of Topic 606 did not affect the Company's earnings.
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2019	2018

Earnings from Continuing Operations Before Income Taxes	$27,567	$20,928
Interest Income	(96)	(23)
Interest Expense	17,390	5,362
Depreciation and Amortization	62,637	40,004
EBITDA from Continuing Operations (non-GAAP)	$107,498	$66,271
Add non-service components of retiree benefit costs (credits), net	2,351	(2,045)
Add losses for non-consolidated affiliates	3,816	2,536
Add acquisition related transaction fees	373	—
Add lease incentive amortization	4,227	4,226
Add net (gain) loss on financial instruments	(4,500)	885

Adjusted EBITDA (non-GAAP)	$113,765	$71,873

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of lease incentive costs recorded in revenue, and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP, or as alternative measures of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations, non-GAAP calculations, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended
	March 31, 2019		March 31, 2018
	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$22,634		$15,682
Gain from warrant revaluation, net tax [1]	(7,653)		—
Earnings from Continuing Operations - diluted (GAAP)	14,981	$0.25	15,682	$0.26
Adjustments, net of tax
Lease incentive amortization [2]	3,228	0.05	3,272	0.06
Non-service component of retiree benefits [3]	1,795	0.03	(1,562)	(0.02)
Loss from joint venture [4]	2,914	0.05	1,963	0.03
Omni acquisition fees [5]	285	—	—	—
Derivative and warrant revaluation [6]	2,748	(0.01)	1,161	(0.03)
Adjusted Earnings from Continuing Operations (non-GAAP)	$25,951	$0.37	$20,516	$0.30

	Shares		Shares
Weighted Average Shares - diluted	60,437		59,558
Additional weighted average shares [1]	9,232		9,651
Adjusted Shares (non-GAAP)	69,669		69,209

Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. Adjustment removes the unrealized gains and losses for a large grant of stock warrants granted to a customer as a lease incentive. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares.

2.	Adjustment removes the amortization of the customer lease incentive which is recorded against revenue over the term of the related aircraft leases.

3.	Removes the non-service component of post-retirement costs and credits.

4.	Adjustment removes losses for the Company's share of development costs for a joint venture accounted for under the equity method.

5.	Adjustment removes the fees incurred for the acquisition of Omni Air International, Inc.

6.	Adjustment removes gains or losses from derivative interest rate and warrant revaluations.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	December 31,	March 31,	December 31,
	2018	2019	2019 Projected

B767-200 Freighter	34	34	33
B767-200 Passenger [1]	3	3	3
B767-300 Freighter	33	34	42
B767-300 Passenger [1]	7	7	8
B777-200 Passenger	3	3	3
B757-200 Freighter	4	4	4
B757 Combi	4	4	4
B737-400 Freighter	2	2	2
Total Aircraft in Service	90	91	99

B767-300 in or awaiting cargo conversion	5	8	8
B737-400 in or awaiting cargo conversion	—	—	—
B767-200 staging for lease	1	1	2
Total Aircraft	96	100	109

Aircraft in Service Deployments
	December 31,	March 31,	December 31,
	2018	2019	2019 Projected

Dry leased without CMI	28	28	33
Dry leased with CMI	31	31	34
ACMI/Charter	31	32	32

1.	Includes one Boeing 767-300ER passenger aircraft and one 767-200ER passenger aircraft that are leased from external companies.